Exhibit 4.1

FIRST NIAGARA FINANCIAL GROUP, INC.,
Company,
AND
THE BANK OF NEW YORK MELLON,
Trustee

SECOND
SUPPLEMENTAL
INDENTURE
Dated as of March 19,
2010
TO
SENIOR NOTES
INDENTURE
Dated as of
September 4, 2009

6.750% SENIOR NOTES DUE 2020

TABLE OF CONTENTS

		Page
	ARTICLE ONE DEFINITIONS

Section 101.	Definition of Terms	2

	ARTICLE TWO GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 201.	Designation and Principal Amount	3
Section 202.	Form and Denomination of Notes	3
Section 203.	Initial Limit on Amount of Series	3
Section 204.	Rank	3
Section 205.	Further Issues Without Holders’ Consent	3
Section 206.	Form and Payment	3
Section 207.	Redemption	4
Section 208.	Global Securities	4

	ARTICLE THREE ORIGINAL ISSUE OF NOTES

Section 301.	Original Issue of Notes	4

	ARTICLE FOUR COVENANTS

Section 401.	Limitation on Sale or Issuance of Voting Shares of Principal Subsidiary Banks	4
Section 402.	Liens	6
Section 403.	Waiver of Covenants	7

	ARTICLE FIVE AMENDMENTS TO INDENTURE

Section 501.	Amendment to Section 1.01 of Indenture	7
Section 502.	Conforming Amendments to Indenture	8

	ARTICLE SIX MISCELLANEOUS

Section 601.	Ratification of Indenture	8
Section 602.	Trustee Not Responsible for Recitals	8
Section 603.	Governing Law	8
Section 604.	Separability	8
Section 605.	Counterparts	8

-i-

     SECOND SUPPLEMENTAL INDENTURE, dated as of March 19, 2010 (this “Supplemental Indenture”), between First Niagara Financial Group, Inc., a Delaware corporation having an address at 726 Exchange Street, Suite 618, Buffalo, New York 14210 (hereinafter called the “Company,” which term shall include any successors and assigns pursuant to the terms of this Supplemental Indenture), and The Bank of New York Mellon, a New York banking corporation having an address at 101 Barclay Street, Floor 8W, New York, NY 10286, Attn: FNFG Trustee (hereinafter called the “Trustee”).
     WHEREAS, the Company executed and delivered the Senior Notes Indenture (the “Indenture”), dated as of September 4, 2009, to the Trustee, to provide for the issuance of the Company’s notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series;
     WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of an additional series of its notes under the Indenture to be known as its “6.750% Senior Notes due 2020” (the “Notes”), the form and substance of and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Supplemental Indenture;
     WHEREAS, the Board of Directors of the Company, pursuant to resolutions duly adopted on January 26, 2010, and the Pricing Committee (as defined in such resolutions) of the Board of Directors at its meeting held on March 15, 2010, have duly authorized the issuance of the Notes and the other amendments to the Indenture provided for in this Supplemental Indenture, and have authorized the proper officers of the Company to execute any and all appropriate documents necessary or appropriate to effect each such issuance;
     WHEREAS, this Supplemental Indenture is being entered into pursuant to the provisions of Section 3.01 and subclause (7) of Section 9.01 of the Indenture;
     WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture; and
     WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, and to make each of the Notes, when executed by the Company and authenticated and delivered by the Trustee or an authentication agent, the valid obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;
     NOW THEREFORE, in consideration of the premises and the purchase and acceptance of the Notes by the Holder thereof, and for the purpose of setting forth, as provided in the Indenture, the forms and terms of the Notes, the Company covenants and agrees, with the Trustee, as follows:

ARTICLE ONE
DEFINITIONS
Section 101. Definition of Terms.
     Unless the context otherwise requires:
     (a) each term defined in the Indenture has the same meaning when used in this Supplemental Indenture;
     (b) the singular includes the plural and vice versa; and
     (c) headings are for convenience of reference only and do not affect interpretation.
     “Consolidated Banking Assets” means the aggregate of the assets of all Subsidiary Banks (including Subsidiaries of such Subsidiary Banks).
     “Notes” has the meaning specified in the second whereas clause of the preamble.
     “Principal Subsidiary Bank” means each of (i) First Niagara Bank, (ii) any other Subsidiary Bank the consolidated assets of which constitute 20% or more of the consolidated assets of the Company and its Subsidiaries, (iii) any other Subsidiary Bank designated as a Principal Subsidiary Bank pursuant to a Board Resolution and set forth in an Officers’ Certificate delivered to the Trustee, and (iv) any Subsidiary that owns, directly or indirectly, any Voting Shares, or securities convertible into, or options, warrants or rights to subscribe for or purchase Voting Shares of any Principal Subsidiary Bank under clause (i), (ii) or (iii), and in the case of clause (i), (ii), (iii) or (iv) their respective successors (whether by consolidation, merger, conversion, transfer of substantially all their assets and business or otherwise) so long as any such successor is a Subsidiary Bank (in the case of clause (i), (ii) or (iii)) or a Subsidiary (in the case of clause (iv)).
     “Subsidiary Bank” means any Subsidiary that is organized under the laws of the United States, any State of the United States, the District of Columbia, any territory of the United States, Puerto Rico, Guam, American Samoa or the Virgin Islands and either (i) accepts deposits that the depositor has a legal right to withdraw on demand and engages in the business of making commercial loans or (ii) is a trust company.
     “Voting Shares” means, as to shares of a particular corporation, outstanding shares of Capital Stock of any class or classes having voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the failure to pay a dividend or other amount or by reason of the occurrence of any other contingency).

ARTICLE TWO
GENERAL TERMS AND CONDITIONS OF THE NOTES
Section 201. Designation and Principal Amount.
     There is hereby authorized and established a series of Securities under the Indenture, designated as the “6.750% Senior Notes due 2020”.
Section 202. Form and Denomination of Notes.
     The definitive form of the Notes and the Trustee’s Certificate of Authentication to be endorsed thereon shall be substantially in the form set forth in Exhibit A attached hereto, which is incorporated herein and made part hereof. The Notes shall bear interest and have such other terms as are stated in the form of definitive Notes or in the Indenture. The Stated Maturity of the Notes shall be March 19, 2020. The Notes shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Section 203. Initial Limit on Amount of Series.
     The Notes shall initially be limited to U.S.$300,000,000 in aggregate principal amount, and may, upon the execution and delivery of this Supplemental Indenture or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the delivery of a Company Order. Following the initial issuance of the Notes, the aggregate principal amount of Notes may be increased as provided in Section 205.
Section 204. Rank.
     The Notes are unsecured and shall rank equally among themselves and with all of the Company’s other unsecured and unsubordinated indebtedness.
Section 205. Further Issues Without Holders’ Consent.
     The Company may, without notice to or the consent of the Holders of the Notes, but in compliance with the terms of the Indenture, issue additional Notes having the same ranking, interest rate, maturity date and other terms as the Notes. Any such additional Notes, together with the Notes herein provided for, will constitute a single series of Securities under the Indenture; provided, however, that no additional Notes may be issued unless they will be fungible with the Notes offered hereby for United States federal income tax and securities law purposes; and provided, further, that the additional Notes have the same CUSIP number as the Notes offered hereby. No additional Notes may be issued if any Event of Default has occurred and is continuing with respect to the Notes.
Section 206. Form and Payment.
     Principal of, premium, if any, and interest on the Notes shall be payable in U.S. dollars.

Section 207. Redemption.
     The Notes are subject to redemption at the option of the Company as set forth in the Indenture and the form of the Note attached hereto as Exhibit A.
Section 208. Global Securities.
     The Notes shall be issued as Fully Registered Securities in the form of one or more Global Securities, without coupons, registered in the name of the Depositary (which initially shall be The Depository Trust Company) or its nominee. Except as otherwise provided in Section 2.05 of the Indenture, the Global Securities described above may be transferred by the Depositary, in whole but not in part, only to a nominee of the Depositary, or by a nominee of the Depositary to the Depositary, or to a successor Depositary or to a nominee of such sucessor Depositary.
     Owners of beneficial interests in such Global Securities will not be considered the Holders thereof for any purpose under the Indenture. The rights of owners of beneficial interests in such Global Securities shall be exercised only through the Depositary.
ARTICLE THREE
ORIGINAL ISSUE OF NOTES
Section 301. Original Issue of Notes.
     The Notes may, upon execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon Company Order, authenticate and deliver such Notes as in such Company Order provided.
ARTICLE FOUR
COVENANTS
     The Company shall comply with the following Covenants in addition to those Covenants set forth in the Indenture:
Section 401. Limitation on Sale or Issuance of Voting Shares of Principal Subsidiary Banks.
     The Company will not (a) permit the issue, sale or other disposition of any Voting Shares, or securities convertible into, or options, warrants or rights to subscribe for or purchase Voting Shares, of any Principal Subsidiary Bank, (b) permit the merger or consolidation of any Principal Subsidiary Bank with or into any other corporation, or (c) permit the sale or other disposition of all or substantially all of the assets of any Principal Subsidiary Bank, if, after giving effect to any such transaction (specified in clauses (a), (b) or (c) above) and the issuance of the maximum number of Voting Shares issuable upon the conversion or exercise of all such convertible securities, options, warrants or rights, the Company would own, directly or indirectly, less than 80% of the Voting Shares of such Principal Subsidiary Bank (and of any other Principal Subsidiary Bank any Voting Shares of which are owned, directly or indirectly, by such Principal Subsidiary Bank); provided, however, that the foregoing shall not prohibit any such issuance, sale or disposition of shares or securities, any such merger or consolidation or any such sale or disposition of assets if:
     (i) required by any law or any regulation or order of any governmental authority;
     (ii) required as a condition imposed by any law or any regulation or order of any governmental authority to the acquisition by the Company, directly or indirectly, of any other corporation or entity, if thereafter, (x) the Company would own, directly or indirectly, at least 80% of the Voting Shares of such other corporation or entity, and (y) the Consolidated Banking Assets of the Company would be at least equal to the Consolidated Banking Assets of the Company prior thereto, and (z) by a Board Resolution, such other corporation or entity shall have been designated a Principal Subsidiary Bank for all purposes of this Indenture;
     (iii) upon consummation of such transaction, the Company owns, directly or indirectly, not less than the percentage of Voting Shares of such Principal Subsidiary Bank (and of any other Principal Subsidiary Bank any Voting Shares of which are owned, directly or indirectly, by such Principal Subsidiary Bank) it owned prior to such transaction; or
     (iv) the proceeds of any such issuance, sale or other disposition are invested within 180 days after such issuance, sale or other disposition in any one or more Subsidiary Banks (including any previously existing Subsidiary Bank or any other corporation which upon such investment becomes a Subsidiary Bank), or if within 180 days after such issuance, sale or other disposition the Company has entered into an agreement to invest such proceeds in any one or more Subsidiary Banks (including any previously existing Subsidiary Bank or any other corporation which upon such investment would become a Subsidiary Bank), but such investment has not been made because all regulatory or other approvals have not been obtained but are in the process of being obtained, and if, in each case, the consolidated assets of the Subsidiary Bank(s) acquired or to be acquired or invested in (including any one or more corporations which upon such investment would become Subsidiary Banks) would be at least equal to 80% of the consolidated assets of the Principal Subsidiary Bank being disposed of; provided, however, that if the Company makes a subsequent acquisition as described in this paragraph using its common stock and preferred stock, with a fair market value at least equal to the proceeds of any sale, assignment, transfer or disposition of a Principal Subsidiary Bank, it will not also be required to invest the proceeds of any sale assignment, transfer or disposition as otherwise required by this paragraph; provided, further, that the Company will, for the purpose of satisfying this covenant, only issue preferred shares in a subsequent acquisition in an amount needed to replace any preferred stock of the acquired company;

provided, however, that nothing herein shall be deemed to restrict or prohibit the merger of a Principal Subsidiary Bank with and into a Principal Subsidiary Bank or the Company, the consolidation of Principal Subsidiary Banks into a Principal Subsidiary Bank or the Company, or the sale or other disposition or all or substantially all of the assets of any Principal Subsidiary Bank to another Principal Subsidiary Bank or the Company, if, in any such case in which the surviving, resulting or acquiring entity is not the Company, the Company would own, directly or indirectly, at least 80% of the Voting Shares of the Principal Subsidiary Bank (and of any other Principal Subsidiary Bank any Voting Shares of which are owned, directly or indirectly, by such Principal Subsidiary Bank) surviving such merger, resulting from such consolidation or acquiring such assets.
Section 402. Liens.
     The Company will not, and it will not permit any Subsidiary to, pledge, mortgage or hypothecate or permit to exist any pledge, mortgage or hypothecation or other lien upon Voting Shares of any Principal Subsidiary Bank owned by the Company or any Subsidiary to secure any indebtedness for borrowed money without making effective provisions whereby any Securities then outstanding shall be equally and ratably secured with any and all such indebtedness; provided, however, that this restriction shall not apply to or prevent:
          (a) the mortgage, pledge, or hypothecation of, or the establishment of a lien on, any such Voting Shares to secure indebtedness of the Company or a Subsidiary as part of the purchase price of such Voting Shares, or incurred prior to, at the time of or within 120 days after acquisition thereof for the purpose of financing all or any part of the purchase price thereof;
          (b) the acquisition by the Company or any Subsidiary of any Voting Shares subject to mortgages, pledges, hypothecations or other liens existing thereon at the time of acquisition (whether or not the obligations secured thereby are assumed by the Company or such subsidiary);
          (c) the assumption by the Company or a Subsidiary of obligations secured by mortgages on, pledge or hypothecations of, or other liens on, any such Voting Shares, existing at the time of the acquisition by the Company or such Subsidiary of such Voting Shares;
          (d) the extension, renewal or refunding (or successive extensions, renewals or refundings), in whole or in part, of any mortgage, pledge, hypothecation or other lien referred to in the foregoing clauses (a), (b) and (c); provided, however, that the principal amount of any and all other obligations and indebtedness secured thereby shall not exceed the principal amount so secured at the time of each extension, renewal or refunding, and that such extension, renewal or refunding shall be limited to all or a part of the Voting Shares that were subject to the mortgage, pledge, hypothecation or other lien so extended, renewed or refunded; or
          (e) liens to secure loans or other extensions of credit by a Subsidiary Bank subject to Section 23A of the Federal Reserve Act or any successor or similar federal law or regulations promulgated thereunder;

and provided, further, that, notwithstanding the foregoing, the Company may incur or permit to be incurred or to exist upon such Voting Shares (x) liens for taxes, assessments or other governmental charges or levies which are not yet due or are payable without penalty or of which the amount, applicability or validity is being contested by the Company or a Subsidiary in good faith by appropriate proceedings and the Company or such Subsidiary shall have set aside on its books adequate reserves with respect thereto (segregated to the extent required by generally accepted accounting principles), or (y) the lien of any judgment, if such judgment shall not have remained undischarged, or unstayed on appeal or otherwise, for more than 60 days.
     In case the Company or any Subsidiary shall propose to pledge, mortgage or hypothecate any Voting Shares at any time owned by it to secure any indebtedness, other than as permitted by subdivisions (a) to (e), inclusive, of this Section, the Company will prior thereto give written notice thereof to the Trustee, and will prior to or simultaneously with such pledge, mortgage or hypothecation, by supplemental indenture delivered to the Trustee, in form satisfactory to it, effectively secure all the Securities equally and ratably with such indebtedness, by pledge, mortgage or hypothecation of such Voting Shares. Such supplemental indenture shall contain the provisions, concerning the possession, control, release and substitution of mortgaged and pledged property and securities and other appropriate matters which are required or permitted by the Trust Indenture Act (as in effect at the date of execution of such supplemental indenture) to be included in a secured indenture qualified under said Act, and may also contain such additional and mandatory provisions permitted by said Act as the Company and the Trustee shall deem advisable or appropriate or as the Trustee shall deem necessary in connection with such pledge, mortgage or hypothecation.
Section 403. Waiver of Covenants.
     The Company may omit to comply with any covenant or condition set forth in this Article Four, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Securities of such series at the time Outstanding shall, by Act of such Holders of Securities, either waive such compliance in each instance or generally waive compliance with such covenant or condition, with a copy of such waiver delivered to the Trustee, but no such waiver shall extend to or affect each covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.
ARTICLE FIVE
AMENDMENTS TO INDENTURE
Section 501. Amendment to Section 1.01 of Indenture.
     Section 1.01 of the Indenture is hereby amended to add the following defined term:
     “‘Default’ means any event which is, or after notice or lapse of time or both would become, an Event of Default.”

Section 502. Conforming Amendments to Indenture.
     Any reference in Sections 5.03, 5.04, 7.02, 7.13 and 8.02 of the Indenture to “default” is hereby amended to refer to “Default”.
Section 503. Amendment to Section 7.15 of Indenture.
     Section 7.15 of the Indenture is hereby amended to replace the text “any stay or extension law” with the text “any stay, usury or extension law”.
ARTICLE SIX
MISCELLANEOUS
Section 601. Ratification of Indenture.
     The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided; provided, however, that the provisions of this Supplemental Indenture apply solely with respect to the Notes, other than Articles Four and Five, which shall apply with respect to all Securities under the Indenture issued on or after the date of this Supplemental Indenture.
Section 602. Trustee Not Responsible for Recitals.
     The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
Section 603. Governing Law.
     This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.
Section 604. Separability.
     In case any one or more of the provisions contained in this Supplemental Indenture, the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.
Section 605. Counterparts.
     This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. This Supplemental Indenture shall be effective when one or more counterparts has been signed by the parties hereto and delivered (including by electronic transmission) to the other parties.
[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, as of the day and year first above written.

FIRST NIAGARA FINANCIAL GROUP, INC.
By:	/s/ John R. Koelmel
	Name:	John R. Koelmel
	Title:	President & CEO

THE BANK OF NEW YORK MELLON, as Trustee
By:	/s/ Francine Kincaid
	Name:	Francine Kincaid
	Title:	Vice President

EXHIBIT A
FORM OF NOTE
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.05 OF THE INDENTURE, THIS SECURITY MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY, OR TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.
UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER, CEDE & CO., HAS AN INTEREST HEREIN.
THIS SECURITY IS NOT A DEPOSIT OR OTHER OBLIGATION OF A DEPOSITORY INSTITUTION AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

FIRST NIAGARA FINANCIAL GROUP, INC.
6.750% Senior Note due 2020
No.: 1
CUSIP: 33582VAB4
ISIN: US33582VAB45
          FIRST NIAGARA FINANCIAL GROUP, INC., a Delaware corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Three Hundred Million Dollars ($300,000,000), or such other principal amount as may be set forth in the records of the Depositary or the Securities Registrar hereinafter referred to in accordance with the Indenture, on March 19, 2020 (the “Stated Maturity Date”). The Company further promises to pay interest on said principal sum from March 19, 2010 or from the most recent interest payment date (each such date, an “Interest Payment Date”) on which interest has been paid or duly provided for, semi-annually in arrears on March 19 and September 19 of each year, commencing September 19, 2010, at the rate of 6.750% per annum until the principal hereof is paid or duly provided for or made available for payment. In the event that any date, other than the Stated Maturity Date, on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay). In the event that the Stated Maturity Date is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, and no interest on this Security or such payment will accrue for the period from and after the Stated Maturity Date in respect of such delay. A “Business Day” shall mean any day other than a Saturday, Sunday, or any other day on which banking institutions and trust companies in New York, New York are permitted or required by law, regulation or executive order to close. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the fifteenth calendar day preceding the relevant Interest Payment Date whether or not such day is a Business Day. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
          Payment of the principal of and interest on this Security will be made at the Corporate Trust Office of the Trustee, or such other office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to Holders of Registered Securities entitled thereto as such Holders shall appear in the Securities Register.
          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
[Signature on next page]

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

FIRST NIAGARA FINANCIAL GROUP, INC.

By:

Attest:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON Not in its individual capacity but solely as Trustee

By:
AUTHORIZED OFFICER

[Reverse of Security]
          This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under a Senior Notes Indenture, dated as of September 4, 2009, as supplemented by that Second Supplemental Indenture, dated as of March 19, 2010 (herein called the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and to which Indenture reference is hereby made for a statement of the terms upon which the Securities of this series are, and are to be, authenticated and delivered. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest, rank and in any other respect provided in the Indenture.
          The Securities of this series are redeemable at the option of the Company, in whole or in part at any time, upon not less than 30 days nor more than 60 days prior notice to Holders, at a redemption price calculated by the Company equal to the greater of:
          (i) 100.00% of the principal amount of the Securities to be redeemed; and
          (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the Securities to be redeemed (not including any portion of such payments of interest accrued as of the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 45 basis points, plus in each case accrued and unpaid interest thereon to the Redemption Date.
     Notwithstanding the foregoing, interest on Securities that are due and payable on an Interest Payment Date falling after the relevant Regular Record Date and on or prior to such Redemption Date will be payable on the Interest Payment Date to the registered Holders as of the close of business on the relevant Regular Record Date according to the terms of the Securities of this series and the Indenture.
     “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities of this series to be redeemed that would be utilized, at the time of selection in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities of this series.
     “Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.
     “Quotation Agent” means J.P. Morgan Securities, Inc. or its successor.
     “Reference Treasury Dealer” means (i) J.P. Morgan Securities Inc. and Goldman, Sachs & Co. and their respective successors; provided, however, that if one or more of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary

Treasury Dealer”), the Company will substitute thereof another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.
     “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.
     The Company shall provide notice to the Trustee of the redemption at least two Business Days prior to the date such notice is delivered to the Holders. Notice of redemption will be delivered to the DTC.
     If fewer than all the Securities of this series are redeemed, the Trustee will select the particular Securities of this series to be redeemed on a pro rata basis, by lot or by such other method of random selection, if any, that the trustee deems fair and appropriate.
          All terms used in this Security that are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.
          The Indenture permits, with certain exceptions as therein provided, the Company, when authorized by a Board Resolution, and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of the Indenture or modifying in any manner the rights and obligations of the Holders of the Securities of each such series under the Indenture, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series (voting as one class) to be affected by such supplemental indenture. The Indenture also contains provisions permitting Holders of a specified percentage in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
          As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the Securities of this series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of this series may declare the principal amount of all the Securities of this series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders).
          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium (if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon presentment of this Security for registration of transfer at the office or agency of the Company maintained under Section 5.02 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer substantially in the form attached hereto duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but, subject to certain exceptions set forth in the Indenture, the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
          The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of such series of a different authorized denomination, as requested by the Holder surrendering the same.
          THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

[FORM OF TRANSFER NOTICE]
To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Note to:	(Insert assignee’s legal name)

(Insert assignee’s soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint                                                                                  to transfer this Security on the books of the Company. The agent may substitute another to act for him.
Date:

Your signature:

(Sign exactly as your name appears on the face of this Security)
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).